================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              --------------------

              NUVEEN NEW YORK DIVIDEND ADVANTAGE MUNICIPAL FUND 2
              ---------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                MASSACHUSETTS                       36-4419014
            (State of Incorporation              (I.R.S. Employer
               or Organization)                 Identification No.)

                             333 West Wacker Drive
                            Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

      ------------------------------------------------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form
relates:                                             .

     Securities to be registered pursuant to Section 12(b) of the Act:

            Title Of Each Class         Name Of Each Exchange On Which
            To Be So Registered         Each Class Is To Be Registered
            -------------------         ------------------------------

        Share of beneficial interest     American Stock Exchange, Inc.
        $.01 par value per share

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                ----------------------------------------------
                               (Title of Class)

================================================================================

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $.01 par value per share of Nuveen New York Dividend Advantage Municipal Fund 2 (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the Statement of Additional Information attached thereto, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on January 5, 2001 (Registration Nos. 333-53242 and 811-10253, respectively), which description is incorporated herein by reference.

Item 2.  Exhibits.
------------------

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: February 9, 2001

                                    NUVEEN NEW YORK DIVIDEND
                                    ADVANTAGE MUNICIPAL FUND 2



                                    By: /s/ Nicholas Dalmaso
                                       ----------------------------------
                                           Nicholas Dalmaso
                                           Assistant Vice President and
                                           Assistant Secretary

                                       2